SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified In Its Charter)

PATRICK A. JORSTAD

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] Fee not required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE: This filing supplements the press release dated September 6, 2006. The URLs that were redacted in that earlier filing are provided here. Specific documents referenced in that earlier filing are also included as exhibits herewith.

On September 6, 2006, Patrick Jorstad filed a press release, which contained 12 redactions. Each of those instances is identified and supplemented below.

Instance 1: In the press release's Editorial Contact section, the URL is hereby supplemented to read: www.shareholdersonline.org.

Instance 2: In the 7th paragraph after the first bold heading, the URL is hereby supplemented to read: www.shareholdersonline.org/proposals.htm, and the three referenced proposals are included herewith as Exhibit 1.

Instance 3: In the 3rd paragraph after the second bold heading, the URL is hereby supplemented to read: www.shareholdersonline.org/pdf/HaveYouSeenThisMan.pdf, and the referenced court documents are included herewith as Exhibit 2.

Instance 4: In the 3rd paragraph after the third bold heading, the URL is hereby supplemented to read: www.shareholdersonline.org/pdf/questions%20for%202006%20AGM.pdf, and the referenced prepared statement and questions are included herewith as Exhibit 3.

Instance 5: In the 1st paragraph after the seventh bold heading, the URL is hereby supplemented to read: www.shareholdersonline.org/correspondence.htm, and the referenced letters are included herewith as Exhibit 4.

Instance 6: In the 3rd paragraph after the eighth bold heading, the URL is hereby supplemented to read: www.shareholdersonline.org.

Instance 7: In the Editor's Note, the URL is hereby supplemented to read: www.shareholdersonline.org/proponentbios.htm, and the referenced bio sketch is included herewith as Exhibit 5.

Instance 8: In the 2nd endnote of the filing, the URL is hereby supplemented to read: www.shareholdersonline.org/pdf/stt_bylaws.pdf, and the referenced version of the By-laws is included herewith as Exhibit 6.

Instance 9: In the 3rd endnote of the filing, the URL is hereby supplemented to read: www.boston.com/business/articles/2004/12/23/directors_feel_the_heat/, and the referenced news article is included herewith as Exhibit 7.

Instance 10: In the 4th endnote of the filing, the URL is hereby supplemented to read: corp.sec.state.ma.us/corp/corpsearch/CorpSearchSummary.asp?ReadFromDB=True&UpdateAllowed=&FEIN=000868428, and the referenced filing with the Massachusetts Commonwealth Secretary is included herewith as Exhibit 8.

Instance 11: In the 5th endnote of the filing, the URL is hereby supplemented to read: www.cambiumlearning.com/leadership.aspx, and the referenced information is included herewith as Exhibit 9.

Instance 12: In the 8th endnote of the filing, the URL is hereby supplemented to read: www.mass.gov/legis/laws/mgl/156d-7.02.htm, and the referenced statutory section is included herewith as Exhibit 10.

Important Information: Patrick A. Jorstad plans to file a proxy or consent statement with the Securities and Exchange Commission relating to a solicitation of proxies or consents from the stockholders of State Street Corporation in connection with a Proposed Special Meeting of Stockholders, currently proposed to be held on Friday, June 1, 2007. State Street's annual meeting ordinarily takes place the third Wednesday of April each year. SECURITY HOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT OR CONSENT STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement or consent statement, along with any other relevant documents that are filed, will be available for free at the SEC's website, www.sec.gov. Mr. Jorstad is the beneficial owner of approximately 331 shares of State Street's common stock, as of August 25, 2006. Permission to quote or attribute the third-party sources above was neither sought nor obtained.